Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
January 22, 2014		or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES FOURTH QUARTER EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced quarterly earnings of $5.5 million, or $0.18 per diluted share, for the period ended December 31, 2013.  For the fiscal year, earnings were $25.5 million, or $0.82 per diluted share. This compares to earnings of $13.0 million, or $0.43 per diluted share, and $45.3 million, or $1.51 per diluted share, for the comparable three and twelve month periods of 2012.  Quarterly results were again influenced by the mortgage banking segment of the Company’s business, which reported a net loss of $1.6 million for the fourth quarter of 2013 compared to net income of $3.7 million in the year ago quarter. Additionally, the Company had a write down of $300,000 on investments as a result of the Volcker rule.  Cardinal also incurred approximately $160,000 of merger expenses in the fourth quarter 2013 and $464,000 for the 2013 year related to its acquisition of United Financial Banking Companies, Inc. (UFBC).

Selected Highlights

•                  For the full year, the commercial banking business segment reported net income of $33.9 million in 2013 versus $30.5 million in 2012, an 11% increase.

•                  During the most recent quarter, loans held for investment grew $76.6 million, or 16% annualized, and balances now surpass $2.0 billion. For the year, loans grew $236.7 million, or 13%.

•                  Asset quality remains excellent.  Nonperforming loans decreased to 0.08% of total assets, and the Company had net loan recoveries of 0.03% of average loans outstanding for the year ended December 31, 2013.  The Company continued to have $0 real estate owned and $0 loans 90 days or more past due and still accruing at December 31, 2013.  Non-accruing loans totaled $2.3 million at year end.

•                  Total deposits were $2.06 billion, a decrease of $184.9 million, or 8%, compared to December 31, 2012. Consistent with our focus of growing core, non-maturing deposits, demand deposit and interest checking account balances increased $132.4 million, or 19%, year over year.  Brokered deposits decreased $334.7 million from a year ago, which is correlated to a $411.8 million reduction of mortgage loans held for sale.

•                  Mortgage loan applications decreased 18% to $886 million for the current quarter versus $1.08 billion for the prior quarter. Refinance volume was 22% of total applications, up slightly from 19% in the prior quarter, but significantly down from 67% for the year ago quarter.  In 2013, purchase money originations were over $3.4 billion, an increase of approximately $1.5 billion over 2012 levels.

•                  All capital ratios exceed the regulatory requirements to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 10.58% at December 31, 2013.

•                  In December 2013, the Company received all regulatory approvals to complete the acquisition of UFBC, the holding company of The Business Bank.  The acquisition became effective January 16, 2014.

Commercial Banking Segment Income Review

For the current quarter ended December 31, 2013, net income for the commercial banking segment decreased 23% to $7.8 million from $10.2 million for the year ago quarter.  The fourth quarter 2012 included approximately $2.4 million of net proceeds from bank owned life insurance.  Net interest income for the current quarter was $23.2 million compared to $23.9 million for the year ago quarter. The decrease in net interest income for the comparable quarters was due to lower average balances of interest earning assets resulting from a $341.3 million decline in the quarterly average of mortgage loans held for sale. The Company’s tax equivalent net interest margin was 3.65%, equal to the previous quarter, and up from 3.57% for the year ago quarter.  Over the last quarter, the yield on interest earning assets decreased 0.01%, while the cost of interest bearing liabilities also decreased 0.01%.

For the comparable annual periods ended December 31, 2013 and 2012, net income increased 11% to $33.9 million from $30.5 million.  Although the net interest margin has declined over the comparable periods from 3.61% in 2012 to 3.52% in 2013, net interest income increased to $90.6 million versus $89.5 million a year ago due to the growth in average earning assets of approximately $115.4 million for the year 2013.

The allowance for loan losses decreased to 1.37% of loans outstanding at December 31, 2013. The Company’s nonperforming assets decreased to 0.08% of total assets compared to 0.09% at the previous quarter end and 0.25% a year ago.  For the year of 2013, net loan recoveries were 0.03% of average loans outstanding, compared to net charge offs of 0.35% for 2012.  The provision for loan losses was $400,000 for the current quarter and was a negative provision of

$117,000 year to date, versus a provision for loan losses of $1.5 million and $6.9 million for the three month and annual periods ended December 31, 2012, respectively.

Non-interest expense increased 11.7% to $12.5 million for the current quarter compared to $11.2 million for the fourth quarter 2012.  The current quarter includes approximately $160,000 of merger expenses and an impairment charge on certain pooled trust preferred securities of approximately $300,000 resulting from the Volcker rule. During 2013, the Company added commercial lenders, other key positions and opened two de novo banking offices, which accounts for the remaining modest increase in expenses during the fourth quarter of 2013 as compared to the 2012 fourth quarter. For the current quarter versus the third quarter 2013, non-interest expense increased $1.4 million due to the mentioned items and accruals related to performance compensation.  On an annual basis, non interest expense remained relatively flat at $43.8 million for the 2013 year compared to $43.5 million for the year ended 2012.  In November, the bank completed its branch profitability analysis and decided to close two low performing offices during the 1st quarter of 2014.

Mortgage Banking Segment Income Review

For the current quarter ended December 31, 2013, George Mason Mortgage, the Company’s mortgage banking subsidiary, reported a net loss of $1.6 million versus net income of $3.7 million for the year ago quarter. For the comparable 2013 and 2012 annual periods, the Company reported a net loss of $5.2 million versus net income of $17.6 million, respectively.

Non-interest income, which is reported net of commissions and incentives, was $4.8 million in the current quarter versus $441,000 last quarter and $10.9 million for the fourth quarter of 2012. For the comparable annual periods ended December 31, 2013 and 2012, noninterest income for the mortgage banking segment was $24.8 million versus $54.8 million, respectively.  The SAB 109 accounting adjustment, as reported in Table 4, resulted in a material decrease of $30.8 million in reported gains from mortgage banking activities in fiscal 2013 versus 2012.  George Mason originators produced $4.2 billion of closed loans in 2013 versus $4.1 billion in 2012.  Of this amount, purchase money represents $2.8 billion of closed loans in 2013 versus $1.5 billion in 2012.

For the current quarter, non-interest expense decreased to $8.0 million compared to $8.8 million for the prior quarter. For the annual periods ended December 31, 2013 and 2012, expenses increased to $35.2 million from $29.5 million, respectively. The increase in non-interest expense is attributable to the expansion of the Company’s mortgage banking operations during the first six months of the year.  The mortgage banking segment currently has 192 loan officers, up from 160 officers a year ago.  Over the past year, the Company added 4 offices and now operates in 20 mortgage banking locations.

Mortgage banking originations and related revenues were significantly impacted by the increase in interest rates during the last half of 2013.  Although the average margin on loans sold to investors increased during the current quarter to 2.24% from 1.91% for the third quarter of 2013, overall loan origination volume continued to decline. As previously discussed, certain cost control programs and margin enhancement measures were enacted as a result of the current operating environment.  The impact of these actions began to be realized during the current quarter.  The Company continues to take action to return the mortgage banking segment to profitability based upon market conditions and its projected production volumes.

Review of Balance Sheet

At December 31, 2013, total assets of the Company decreased $143.7 million to $2.90 billion, a decrease of 5% from total assets of $3.04 billion at December 31, 2012. Loans held for investment grew 13% to $2.04 billion at December 31, 2013, from $1.80 billion at December 31, 2012.  During this period, the Bank’s investment portfolio increased to $360.0 million compared to $286.4 million a year ago. Loans held for sale decreased to $374.0 million compared to $785.8 million at December 31, 2012.  The decrease in total assets is primarily the result of the $411.8 million decrease in mortgage loans held for sale, which was partially offset by a $236.7 million increase in loans held for investment and a $73.3 million increase in total investment securities.

Total deposits were $2.06 billion, a decrease of $185.0 million, or 8%, compared to December 31, 2012.  The Company uses short term brokered CDs as a source of funding for its mortgage loans held for sale portfolio.  As these assets have declined, there has been an associated reduction of its brokered CD portfolio from $616.6 million a year ago to $282.0 million at December 31, 2013. However, demand deposits and interest checking deposits grew $132.4 million over the past year, increasing 19% and reflecting the success of the Bank’s strategic initiatives to generate core deposits.

Dividend Announcement

The Company today also announced that its Board of Directors has declared an increase of $0.02 to its quarterly cash dividend.  A dividend of $0.08 per share will be paid on February 24, 2014 to shareholders of record as of the close of business on February 6, 2014.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I’m pleased with the overall performance of our Company.  Moving forward, we will continue to concentrate on gaining market share, either through de novo expansion or acquisition, which will increase our franchise value.  We remain committed to building and maintaining a strong financial services company for our shareholders, employees, clients and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.90 billion at December 31, 2013, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 29 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with 20 offices throughout the Washington Metropolitan region; and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Table 1.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

(Dollars in thousands)

			% Change
	December 31, 2013	December 31, 2012	Current Year
	(Unaudited)
Cash and due from banks	$18,285	$17,552	4.2%
Federal funds sold	10,924	49,588	-78.0%

Investment securities available-for-sale	349,319	271,903	28.5%
Investment securities held-to-maturity	6,477	11,366	-43.0%
Investment securities — trading	3,890	3,151	23.5%
Total investment securities	359,686	286,420	25.6%

Other investments	19,068	14,302	33.3%
Loans held for sale	373,993	785,751	-52.4%

Loans receivable, net of fees	2,040,168	1,803,429	13.1%
Allowance for loan losses	(27,864)	(27,400)	1.7%
Loans receivable, net	2,012,304	1,776,029	13.3%

Premises and equipment, net	20,389	19,192	6.2%
Goodwill and intangibles, net	10,144	10,292	-1.4%
Bank-owned life insurance	32,063	31,652	1.3%
Prepaid FDIC insurance premiums	—	2,165	-100.0%
Other assets	37,374	46,244	-19.2%

TOTAL ASSETS	$2,894,230	$3,039,187	-4.8%

Non-interest bearing deposits	$433,749	$351,815	23.3%
Interest checking	398,136	347,697	14.5%
Money markets	266,316	214,788	24.0%
Statement savings	209,391	215,603	-2.9%
Certificates of deposit	469,279	497,206	-5.6%
Brokered certificates of deposit	281,988	616,649	-54.3%
Total deposits	2,058,859	2,243,758	-8.2%

Other borrowed funds	475,232	392,275	21.1%
Mortgage funding checks	6,528	51,679	-87.4%
Escrow liabilities	1,572	4,629	-66.0%
Other liabilities	31,507	38,780	-18.8%

Shareholders’ equity	320,532	308,066	4.0%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,894,230	$3,039,187	-4.8%

Table 2.

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Years Ended
	December 31			December 31
	2013	2012	% Change	2013	2012	% Change

Net interest income	$23,800	$24,166	-1.5%	$92,345	$91,003	1.5%
Provision for loan losses	(400)	(1,500)	-73.3%	32	(7,123)	-100.4%
Net interest income after provision for loan losses	23,400	22,666	3.2%	92,377	83,880	10.1%

Non-interest income:
Service charges on deposit accounts	494	503	-1.8%	1,992	1,914	4.1%
Loan fees	590	357	65.3%	1,447	1,599	-9.5%
Income from bank owned life insurance	105	2,565	-95.9%	411	3,072	-86.6%
Net realized gains on investment securities	(32)	—	-100.0%	68	158	-57.0%
Gain (loss) on sale of real estate	—	—	0.0%	30	(333)	109.0%
Other non-interest income (loss)	3	28	-89.3%	43	(6)	-816.7%
Commercial banking & other segment non-interest income	1,160	3,453	-66.4%	3,991	6,404	-37.7%

Title insurance & other income	70	775	-91.0%	987	2,489	-60.3%
Management fee income	498	1,248	-60.1%	1,981	4,082	-51.5%
Gains from mortgage banking activities	14,711	24,080	-38.9%	79,675	95,246	-16.3%
Less: mortgage loan origination expenses	(10,482)	(15,285)	-31.4%	(58,060)	(47,452)	22.4%
Mortgage banking segment non-interest income	4,797	10,818	-55.7%	24,583	54,365	-54.8%

Wealth management segment non-interest income	194	706	-72.5%	1,337	2,623	-49.0%
Total non-interest income	6,151	14,977	-58.9%	29,911	63,392	-52.8%

Net interest income and noninterest income	29,551	37,643	-21.5%	122,288	147,272	-17.0%

Salaries and benefits	11,156	6,865	62.5%	41,523	39,370	5.5%
Occupancy	2,242	1,912	17.3%	8,389	7,186	16.7%
Depreciation	865	721	20.0%	3,196	2,669	19.7%
Data processing & communications	1,239	1,089	13.8%	4,720	4,427	6.6%
Professional fees	518	1,543	-66.4%	3,765	4,209	-10.5%
FDIC insurance assessment	342	356	-3.9%	1,391	1,336	4.1%
Impairment of pooled trust preferred securities	300	—	100.0%	300	—	100.0%
Mortgage loan repurchases and settlements	—	491	-100.0%	(49)	962	-105.1%
Merger and acquisition expense	160	—	100.0%	464	—	100.0%
Other operating expense	4,804	5,602	-14.2%	20,904	19,158	9.1%
Total non-interest expense	21,626	18,579	16.4%	84,603	79,317	6.7%
Income before income taxes	7,925	19,064	-58.4%	37,685	67,955	-44.5%
Provision for income taxes	2,379	6,023	-60.5%	12,175	22,658	-46.3%
NET INCOME	$5,546	$13,041	-57.5%	$25,510	$45,297	-43.7%

Earnings per common share - basic	$0.18	$0.43	-58.5%	$0.83	$1.53	-45.6%

Earnings per common share - diluted	$0.18	$0.43	-58.4%	$0.82	$1.51	-45.6%

Weighted-average common shares outstanding - basic	30,747,472	30,030,407	2.4%	30,686,980	29,653,917	3.5%

Weighted-average common shares outstanding - diluted	31,144,055	30,466,747	2.2%	31,076,781	29,995,667	3.6%

Table 3.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended December 31		For the Years Ended December 31
	2013	2012	2013	2012
Performance Ratios:
Return on average assets	0.80%	1.81%	0.92%	1.70%
Return on average equity	6.83%	17.23%	7.96%	16.02%
Net interest margin (1)	3.65%	3.57%	3.52%	3.61%
Efficiency ratio (2)	72.20%	47.46%	69.20%	51.37%
Non-interest income to average assets	0.89%	2.08%	1.07%	2.37%
Non-interest expense to average assets	3.14%	2.58%	3.04%	2.97%

Mortgage Banking Select Data:
$ of loan applications - George Mason Mortgage	$886,000	$1,413,000	$5,137,000	$5,291,000
$ of loan applications - Managed Mortgage Company Affiliates	236,000	663,000	1,767,000	2,832,000
Total	1,122,000	2,076,000	6,904,000	8,123,000

Refi % of loan applications - George Mason Mortgage	23%	66%	33%	63%
Refi % of loans applications- Managed Mortgage Company Affiliates	18%	68%	29%	62%
Total	22%	67%	32%	63%

$ of loans closed - George Mason Mortgage	$797,319	$1,271,651	$4,201,335	$4,105,809
$ of loans closed - Managed Mortgage Company Affiliates	268,833	638,839	1,578,656	2,471,966
Total	1,066,152	1,910,490	5,779,991	6,577,775

# of loans closed - George Mason Mortgage	2,436	3,737	12,420	12,127
# of loans closed - Managed Mortgage Company Affiliates	711	1,656	4,096	6,490
Total	3,147	5,393	16,516	18,617

$ of loans sold - George Mason Mortgage	$758,355	$1,261,952	$4,499,490	$3,846,687
$ of loans sold - Managed Mortgage Company Affiliates	261,844	665,172	1,711,050	2,309,183
Total	1,020,199	1,927,124	6,210,540	6,155,870

$ of locked commitments - George Mason Mortgage	$657,250	$1,159,226	$3,930,540	$4,376,830
$ locked commitments at period end - George Mason Mortgage			$210,907	$481,703
$ of loans held for sale at period end - George Mason Mortgage			$234,761	$532,916
Realized gain on sales and fees as a % of loan sold (3)	2.24%	2.09%	2.11%	2.07%
Net realized gains as a % of realized gains (Gain on sale margin) (4)	38.33%	42.13%	38.76%	40.37%

Asset Quality Data:
Net charge-offs (recoveries) to average loans receivable, net of fees			-0.03%	0.35%
Total nonaccrual loans			$2,314	$7,626
Real estate owned			$—	$—
Nonperforming loans to loans receivable, net of fees			0.11%	0.42%
Nonperforming loans to total assets			0.08%	0.25%
Nonperforming assets to total assets			0.08%	0.25%
Total loans receivable past due 30 to 89 days			$507	$—
Total loans receivable past due 90 days or more			$—	$—
Allowance for loan losses to loans receivable, net of fees			1.37%	1.52%
Allowance for loan losses to nonperforming loans			1204.15%	359.30%

Capital Ratios:
Tier 1 risk-based capital			11.27%	11.94%
Total risk-based capital			12.27%	13.04%
Leverage capital ratio			11.70%	10.49%
Book value per common share			$10.57	$10.19
Tangible book value per common share (5)			$10.23	$9.85
Common shares outstanding			30,333	30,226

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2013 and 35% for 2012.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

(3) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(4) Net realized gains are gains net of loan origination expense recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(5) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

Table 4.

Cardinal Financial Corporation and Subsidiaries

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

For the Three Months and Years Ended December 31, 2013 and 2012

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended December 31			For the Years Ended December 31
	2013	2012	% Change	2013	2012	% Change
Net Gains from Mortgage Banking Activities:
As Reported
Fair Value of LCs / Unrealized Gains Recognized @ LC date **(see note below)	$14,711	$24,080	-38.91%	$79,675	$95,246	-16.35%
Loan origination expenses recognized @ Loan Sale Date	10,482	15,285	-31.42%	58,060	47,452	22.36%
Reported Net Gains from Mortgage Banking Activities	4,229	8,795	-51.92%	21,615	47,794	-54.77%

As Adjusted
Realized Gains Recognized @ Loan Sale Date	16,997	26,412	-35.65%	94,805	79,584	19.13%
Loan origination expenses recognized @ Loan Sale Date	10,482	15,285	-31.42%	58,060	47,452	22.36%
Adjusted Net Gains from Mortgage Banking Activities	6,515	11,127	-41.45%	36,745	32,132	14.36%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$(2,286)	$(2,332)	-1.97%	$(15,130)	$15,662	-196.60%

Net Income Reconciliation:
Reported Net Income	$5,546	$13,041	-57.47%	$25,510	$45,297	-43.68%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	(1,474)	(1,504)	-1.97%	(9,759)	10,102	-196.60%
Adjusted Net Income Before Increase / (Decrease) in Unrealized Gain on Mortgage Banking Activities	$7,020	$14,545	-51.73%	$35,269	$35,195	0.21%

Earnings per Share (EPS) Reconciliation:
Reported Net Income	$0.18	$0.43	-58.40%	$0.82	$1.51	-45.64%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	(0.05)	(0.05)	-4.10%	(0.31)	0.34	-193.24%
Adjusted Net Income Before Increase / (Decrease) in Unrealized Gain on Mortgage Banking Activities	$0.23	$0.48	-52.78%	$1.13	$1.17	-3.28%

Performance Ratios (adjusted for change in unrealized mortgage banking gains):
Return on average assets	1.02%	2.02%		1.27%	1.32%
Return on average equity	8.65%	19.22%		11.00%	12.45%
Efficiency ratio	67.08%	44.80%		61.58%	57.17%
Non-interest income to average assets	1.22%	2.41%		1.62%	1.79%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulleting (SAB) #109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC). As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods. This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (formally FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan. In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense. These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 5.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

For the Three Months and Years Ended December 31, 2013 and 2012

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Twelve Months Ended
	December 31, 2013		December 31, 2012		December 31, 2013		December 31, 2012
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$218,324	4.24%	$219,526	4.12%	$215,263	4.09%	$228,407	4.16%
Real estate - commercial	1,000,286	4.52%	768,493	5.27%	911,493	4.71%	750,979	5.40%
Real estate - construction	343,793	5.17%	374,103	5.20%	349,913	5.24%	341,365	5.29%
Real estate - residential	286,403	4.22%	251,303	4.68%	251,980	4.37%	246,622	4.79%
Home equity lines	110,333	3.65%	118,764	3.73%	112,756	3.68%	119,902	3.71%
Consumer	3,853	5.56%	4,183	4.75%	3,333	5.46%	3,568	5.01%
Total loans	1,962,992	4.57%	1,736,372	4.92%	1,844,738	4.67%	1,690,843	5.00%

Loans held for sale	285,466	4.82%	626,814	3.72%	406,673	4.11%	486,134	3.91%
Investment securities - available-for-sale (1)	337,097	4.03%	257,320	4.29%	276,483	4.16%	266,092	4.35%
Investment securities - held-to-maturity	9,694	1.70%	11,577	2.35%	10,407	1.82%	12,173	2.50%
Other investments	13,728	2.68%	13,567	2.54%	13,473	2.47%	15,123	1.70%
Federal funds sold (1)	35,880	0.25%	88,705	0.29%	106,192	0.25%	72,176	0.25%
Total interest-earning assets	2,644,857	4.45%	2,734,355	4.42%	2,657,966	4.33%	2,542,541	4.56%

Non-interest earning assets:
Cash and due from banks	18,159		18,742		17,122		16,273
Premises and equipment, net	19,995		19,279		19,701		18,874
Goodwill and intangibles, net	10,144		10,316		10,199		10,394
Accrued interest and other assets	92,763		122,100		105,657		110,652
Allowance for loan losses	(27,565)		(27,150)		(27,397)		(27,101)

TOTAL ASSETS	$2,758,353		$2,877,642		$2,783,248		$2,671,633

Interest-bearing liabilities:
Interest checking	$387,340	0.53%	$331,008	0.66%	$375,193	0.58%	$281,807	0.87%
Money markets	301,097	0.25%	376,575	0.31%	294,466	0.27%	305,058	0.34%
Statement savings	214,209	0.27%	215,239	0.26%	213,677	0.27%	217,797	0.30%
Certificates of deposit	741,677	1.18%	903,887	1.11%	825,070	1.14%	888,661	1.20%
Total interest-bearing deposits	1,644,323	0.74%	1,826,709	0.77%	1,708,406	0.76%	1,693,323	0.88%

Other borrowed funds	304,069	2.87%	317,910	2.83%	293,927	2.98%	318,240	2.89%
Total interest-bearing liabilities	1,948,392	1.07%	2,144,619	1.08%	2,002,333	1.09%	2,011,563	1.20%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	444,791		372,969		414,192		333,496
Other liabilities	40,583		57,348		46,171		43,831

Shareholders’ equity	324,587		302,706		320,552		282,743

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,758,353		$2,877,642		$2,783,248		$2,671,633

NET INTEREST MARGIN (1)		3.65%		3.57%		3.52%		3.61%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2013 and 35% for 2012.

Table 6.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting

(Dollars in thousands)

(Unaudited)

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Three Months Ended December 31, 2013:
Net interest income	$23,153	$809	$—	$(162)	$—	$23,800
Non-interest income	1,237	4,760	194	(27)	(13)	6,151
Non-interest expense	12,537	7,963	108	1,031	(13)	21,626
Net income (loss) before provision and taxes	11,853	(2,394)	86	(1,220)	—	8,325
Provision for loan losses	400	—	—	—	—	400
Provision for income taxes	3,671	(793)	30	(529)	—	2,379
Net income (loss)	$7,782	$(1,601)	$56	$(691)	$—	$5,546

Average Assets	$2,756,264	$297,443	$2,237	$325,669	$(623,260)	$2,758,353

At and for the Three Months Ended December 31, 2012:
Net interest income	$23,920	$453	$—	$(207)	$—	$24,166
Non-interest income	3,395	10,901	707	4	(30)	14,977
Non-interest expense	11,223	5,705	676	1,005	(30)	18,579
Net income (loss) before provision and taxes	16,092	5,649	31	(1,208)	—	20,564
Provision for loan losses	1,500	—	—	—	—	1,500
Provision for income taxes	4,441	1,996	9	(423)	—	6,023
Net income (loss)	$10,151	$3,653	$22	$(785)	$—	$13,041

Average Assets	$2,869,185	$640,869	$526	$289,528	$(922,466)	$2,877,642

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Twelve Months Ended December 31, 2013:
Net interest income	$90,563	$2,474	$—	$(692)	$—	$92,345
Non-interest income	3,767	24,760	1,337	85	(38)	29,911
Non-interest expense	43,832	35,185	1,580	4,044	(38)	84,603
Net income (loss) before provision and taxes	50,498	(7,951)	(243)	(4,651)	—	37,653
Provision for loan losses	(117)	85	—	—	—	(32)
Provision for income taxes	16,734	(2,821)	(81)	(1,657)	—	12,175
Net income (loss)	$33,881	$(5,215)	$(162)	$(2,994)	$—	$25,510

Average Assets	$2,774,462	$419,933	$2,321	$327,549	$(741,017)	$2,783,248

At and for the Twelve Months Ended December 31, 2012:
Net interest income	$89,472	$2,365	$—	$(834)	$—	$91,003
Non-interest income	5,868	54,794	2,623	176	(69)	63,392
Non-interest expense	43,495	29,529	2,656	3,706	(69)	79,317
Net income (loss) before provision and taxes	51,845	27,630	(33)	(4,364)	—	75,078
Provision for loan losses	6,865	258	—	—	—	7,123
Provision for income taxes	14,436	9,764	(14)	(1,528)	—	22,658
Net income (loss)	$30,544	$17,608	$(19)	$(2,836)	$—	$45,297

Average Assets	$2,671,673	$492,137	$550	$285,440	$(778,167)	$2,671,633